                                                                    Exhibit 99.1

                            *************************

FOR IMMEDIATE RELEASE                                   Contact: Fran Harrison
December 21, 1998                                      Fairchild Communications
                                                                 (207) 775-8576
                                         email: fran.harrison@fairchildsemi.com


             FAIRCHILD SEMICONDUCTOR ANNOUNCES AGREEMENT TO PURCHASE
                   SAMSUNG ELECTRONICS' POWER DEVICE DIVISION

       The acquisition will solidify Fairchild's role as a leading global multi-market semiconductor supplier

South Portland, Maine, USA - Fairchild Semiconductor today announced it has signed an agreement to acquire the Power Device Division of Samsung Electronics Co., Ltd., for approximately $455 million. The purchase includes all the worldwide business and assets of the Power Device Division, comprising high volume wafer fabs in Bucheon, South Korea, design and development personnel in Bucheon, and secured services for high volume assembly and test operations for the Power Device Division, and worldwide sales and marketing personnel. The purchase, part of Samsung's restructuring efforts, will allow Samsung Electronics' semi-conductor unit to focus on its core competency in memory and system LSI.

The Power Device business includes a broad portfolio of standard linear products, power switch devices, IGBT, high voltage DMOS, and high voltage bipolar products, small signal transistors, motor control ICs and power MOSFETs.

"With the addition of Samsung's Power Device business to Fairchild's already extensive portfolio of analog and low power MOSFETs and small signal devices, we now offer one of the broadest discrete and power IC portfolios in the industry," says Kirk Pond, chairman, president and CEO of Fairchild. "This acquisition makes us one of the global leaders in the discrete market and significantly adds to our broad line of industry standard analog products.

"I am especially excited by the many products this acquisition will allow us to bring to the consumer appliance manufacturing markets, for use in monitors, TVs, VCRs, DVDs, and audio systems, and to the industrial manufacturing markets such as motor control and lighting," says Pond. "I am pleased that through this acquisition, the Samsung Group will also become one of Fairchild's largest customers. We look forward to continuing the Samsung tradition of superior customer service to all the Power Device Division's valued customers.

                                     -more-

FAIRCHILD SEMICONDUCTOR ANNOUNCES AGREEMENT TO PURCHASE SAMSUNG ELECTRONICS' POWER DEVICE DIVISION

         Page 2

"The purchase of Samsung's Power Device Division will strengthen Fairchild Semiconductor's position as the only global company focused solely on the design, manufacture and marketing of high performance multi-market semiconductors. It affirms Fairchild's role as the consolidator of multi-market semiconductor companies," says Pond. "We will continue our two-pronged growth strategy: to grow externally through acquisition and internally through new product development. Fairchild looks forward to further expanding the Samsung product lines through aggressive investment in research and development."

Samsung Electronics Co., Ltd., (http://www.samsungelectronics.com) a US $17 billion (1998) flagship company of Korean-based Samsung Group, is a world leader in electronics, with operations in more than 50 countries and 75,000 employees worldwide.

Fairchild Semiconductor (www.fairchildsemi.com) is the only global semiconductor company solely focused on the design, manufacture and marketing of high performance, multi-market components. Supplying standard logic, analog, mixed signal, non-volatile memory and discrete power and signal technologies, Fairchild's building block products are used in the telecommunications, consumer, industrial, personal computer, digital video and automotive markets. The company is headquartered in South Portland, Maine, USA and has 6,300 employees worldwide. Additional manufacturing facilities are located in California, Utah, Malaysia and the Philippines, with regional sales offices throughout the world.

                                      # # #






                                      -5-